UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

ITRONICS INC.

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                                                Texas                              33-18582                          75-2198369

                                 (State or other jurisdiction        (Commission File                    (IRS Employer

                                      of incorporation)                       Number)                          Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada         89509

                (Address of Principal Executive Offices)                                  Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Securities

In September 2008, we issued an aggregate of 63,333,333 shares of common stock valued at $95,000 to John W. Whitney, our President, upon conversion of cash loans previously made to the Company and its subsidiaries. In September 2008 we also issued an aggregate 16,666,666 shares of common stock valued at $25,000 to Dr. Whitney for a cash investment made in the current Private Placement. The price of $0.0015 used for both of these issuances is the price presently being offered in a Private Placement to accredited investors. Dr. Whitney has an additional $108,025 in loans to the Company that he may convert into the Private Placement at the price of $0.0015 as long as it is in effect under those terms.

On September 26, 2008 employees listed in the table below were granted a ten year option to acquire the below listed shares at $0.002 per share. The options became effective on September 30, 2008 and vested immediately. The number of options granted was based on the individual’s deferred salary and principal amount of loans as of September 30, 2008 and was calculated at 100,000 shares for each $1,000 of deferred salary and loan principal. This is the same calculation being used to determine the number of warrants to be issued to holders of the Series 2000 convertible debt that is currently being offered to the Noteholders to restructure their Notes. In addition, these employees can convert their deferred salary, loans, or accrued interest into common stock at the closing trade price on the date of conversion. Issuance of shares due upon conversion of deferred salary will be delayed pending the Company receiving adequate funds to pay the related payroll taxes. The amounts of deferred salary that were converted as of September 30, 2008 are included in the following table:

		Deferred
		Salary	No. of	Deferred
		and	Options	Salary	No. of
	Position	Loans	Granted	Converted	Shares
John W. Whitney	President	$1,006,341	100,634,123	$120,000	66,666,666
Duane Rasmussen	Former Vice	652,500	65,250,000	250,000	138,888,888
	President
Michael Horsley	Controller	288,100	28,810,000	70,000	38,888,888
		$1,946,941	194,694,123	$440,000	244,444,442

In late September 2008 the Company began offering an extension and payoff plan to the holders of Series 2000 Convertible Notes and other similar outstanding Notes. The plan includes paying the principal and accrued interest in equal quarterly payments with common stock over approximately 17 quarters. The number of shares for each payment will be determined based on the average of the closing bid price for the five trading days preceding the payment or $0.0015, whichever is higher. In addition, the Noteholders will receive one year warrants to acquire restricted common stock at $0.005 per share, with the number of warrants to be calculated at 100,000 shares per $1,000 of Note principal in exchange for extending the Notes and for reducing the interest rate from 12% to 6%. As of September 30, 2008 the principal amount of the Notes was $1,437,000 and the accrued interest was $2,379,135, for a combined total of $3,816,135. If all the Noteholders accept the plan, the number of common shares to be acquired by exercising the warrants is 143,700,000, which will provide gross proceeds to the Company of $718,500.

As of October 1, 2008, Noteholders with $210,000 in principal and $308,038 in accrued interest, or a total of $518,038, have accepted the plan. The first quarterly payment to these Noteholders will be made in early October 2008 and will total 20,000,000 common shares in payment of $33,600 in Note principal.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Itronics Inc. or executive officers of Itronics Inc., and transfer was restricted by Itronics Inc. in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRONICS INC.

(Registrant)

Date: October 2, 2008                                                          By: /S/ John W. Whitney

                                                                                                  John W. Whitney

                                                                                                  President, Treasurer and Director

                                                                                                  (Principal Executive and Financial

                                                                                                  Officer)